N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Core Plus Bond Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,024,222	0.17		11,148,570	9.95
Class B		71,321   	0.09		622,781		9.96
Class C		127,110   	0.09		1,368,784	9.96
Class I		669,212		0.20		3,123,776	9.96


Evergreen Diversified Income Builder Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		5,843,946	0.26		23,738,524	4.58
Class B		1,107,391	0.22		4,193,919	4.60
Class C		2,309,635	0.22		12,420,824	4.60
Class I		1,782,615	0.26		13,092,355	4.48


Evergreen High Income Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		20,890,330	0.27		90,954,159	2.39
Class B		6,726,059	0.25		24,465,185	2.39
Class C		8,016,556	0.25		33,075,654	2.39
Class I		5,940,379	0.28		28,888,211	2.39


Evergreen U.S. Government Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		6,819,713	0.35		18,232,679	9.44
Class B		366,392		0.28		1,410,547	9.44
Class C		518,623		0.28		2,256,248	9.44
Class I		22,550,187	0.38		44,876,356	9.44